Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-96384, 333-06065, 333-60343, 333-42840, 333-91588, 333-114229 and 333-121838) of Cellegy Pharmaceuticals, Inc. of our report dated May 12, 2009 relating to the 2008 and 2007 consolidated financial statements of Cellegy Pharmaceuticals, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ MAYER HOFFMAN McCANN P.C.

Plymouth Meeting, Pennsylvania
May 12, 2009